 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2017

TRINET GROUP, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36373	95-3359658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 San Leandro Blvd., Suite 400 San Leandro, CA		94577
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 1, 2017, in connection with the closing of AGI-T, L.P.’s, an entity affiliated with Atairos Group, Inc. (together with its affiliates, “Atairos”), purchase of 17,691,312 shares of common stock, par value $0.000025 per share, of TriNet Group, Inc. (“TriNet”) from certain funds affiliated with General Atlantic LLC (the “Stock Purchase”), TriNet entered into a registration rights agreement (the “Registration Rights Agreement”) with Atairos. Pursuant to the Registration Rights Agreement, TriNet has granted Atairos certain demand, “piggyback” and other registration rights upon termination of the Restricted Period as defined in the Stockholder Agreement referenced below. TriNet and Atairos previously agreed to enter into the Registration Rights Agreement upon the closing of the Stock Purchase, which occurred on February 1, 2017, pursuant to a previously announced Stockholder Agreement, dated as of December 21, 2016 (the “Stockholder Agreement”), between TriNet and Atairos.

The following description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, attached hereto as Exhibit 4.1 and incorporated herein by reference, and the following description of the Stockholder Agreement is qualified in its entirety by reference to the full text of the Stockholder Agreement, previously filed as Exhibit 10.1 to TriNet’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 22, 2016 and incorporated herein by reference.

Demand Registration Rights

At any time after termination of the Restricted Period, Atairos may, on not more than three occasions, demand that TriNet register all or a portion of its shares. In the event of such a demand,TriNet must use its reasonable best efforts to cause such shares to be registered for sale under the Securities Act of 1933 (the “Securities Act”), subject to certain exceptions. Such request for registration must cover shares with an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of $10,000,000.

Piggyback Registration Rights

At any time after termination of the Restricted Period, if TriNet proposes to register securities under the Securities Act in another offering, either for its own account or for the account of other security holders, Atairos will be entitled to “piggyback” registration rights allowing it to include its shares in such registration. As a result, whenever TriNet proposes to file a registration statement under the Securities Act, including a registration statement on Form S-3 as discussed below, other than with respect to a demand registration or a registration statement on Forms S-4 or S-8, Atairos is entitled to notice of the registration and has the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

Form S-3 Registration Rights

At any time after termination of the Restricted Period, so long as TriNet is eligible to use Form S-3 under the Securities Act, Atairos may demand that TriNet register all or a portion of its shares on Form S-3. In the event of such a demand, TriNet must use its reasonable best efforts to cause such shares to be registered for sale under the Securities Act, subject to certain exceptions. Such request for registration must cover shares with an anticipated aggregate offering price, net of the underwriting discounts and commissions, equal to or in excess of $5,000,000.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the terms of the Stockholder Agreement in connection with and effective as of the closing of the Stock Purchase on February 1, 2017, the Board of Directors of TriNet (the “Board”) increased the size of the Board to ten directors, appointed Michael J. Angelakis, a nominee designated by Atairos, as a director of the Board and designated Mr. Angelakis as a Class III director.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement, by and between TriNet Group, Inc. and AGI-T, L.P., dated as of February 1, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 2, 2017		TriNet Group, Inc.

		By:	/s/ Brady Mickelsen
Brady Mickelsen
Senior Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Registration Rights Agreement, by and between TriNet Group, Inc. and AGI-T, L.P., dated as of February 1, 2017